As filed with the Securities and Exchange Commission on July 18, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAVIENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	46-4054283
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Continental Drive

Newark, Delaware 19713

(302) 283-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark L. Heleen

Senior Vice President and Senior Deputy General Counsel

300 Continental Drive

Newark, Delaware 19713

(302) 283-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Andrea L. Nicolas

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.20 per share
Warrants
Units

(1)	An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fees.

Prospectus

NAVIENT CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

We may use this prospectus from time to time to offer debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our debt securities, common stock, preferred stock or units of two or more of these types of securities, and units. We refer to our debt securities, common stock, preferred stock, warrants and units collectively as the “securities.” Any or all of the securities may be offered and sold separately or together. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on NASDAQ under the symbol “NAVI.”

Investing in securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 3 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 18, 2014

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we may, from time to time, sell an indeterminate amount of any combination of common stock, debt securities, preferred stock, warrants or units described in this prospectus in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we may offer under this prospectus and any prospectus supplement. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus describes the general terms of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other terms of that offering. The prospectus supplement prepared by us or on our behalf may also add, update or change information contained in this prospectus. To understand the terms of the securities that may be offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under “Where You Can Find More Information.”

We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to in that free writing prospectus. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference into this prospectus include forward-looking statements relating to future events or our future results. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including, among others, the following: increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which we are a party; credit risk associated with our exposure to third parties, including counterparties to our derivative transactions; and changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings or the credit ratings of the United States of America; failures of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; failures to successfully implement cost-cutting and restructuring initiatives and adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; increased competition; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; changes in general economic conditions; and changes in the demand for debt management services.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, “Risk Factors” under our registration statement on Amendment No. 4 to Form 10 (Commission File No. 001-36228), filed with the SEC on April 10, 2014 (the “Form 10”), our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and subsequent reports and registration statements filed from time to time with the SEC.

ABOUT NAVIENT CORPORATION

Navient Corporation, which we refer to throughout this prospectus as “we,” “us” or “Navient,” holds the largest portfolio of education loans insured or guaranteed under the Federal Family Education Loan Program (“FFELP”), as well as the largest portfolio of private education loans, in the United States. Navient was originally incorporated in Delaware on November 7, 2013 as New Corporation, a wholly owned subsidiary of SLM Corporation.

Navient was formed to hold, directly or indirectly, the assets and liabilities associated with SLM Corporation’s education loan management business, which consists primarily of portfolios of FFELP and private education loans, as well as servicing and collection activities on these and other student loans.

On April 30, 2014, SLM Corporation stockholders received one share of Navient common stock for each share of SLM Corporation common stock held by them on April 22, 2014. The distribution of Navient was preceded by an internal corporate reorganization, as a result of which SLM Corporation was replaced by a new publicly traded parent company which changed its name to SLM Corporation immediately following the reorganization.

Our principal executive offices are located at 300 Continental Drive, Newark, Delaware 19713, and our telephone number at that location is (302) 283-8000.

RISK FACTORS

Before you decide to invest in shares of our common stock, you should carefully consider the specific risks set forth under the caption “Risk Factors” included in the Information Statement filed with the SEC as part of our Form 10, and under the caption “Risk Factors” in any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q incorporated by reference in this prospectus and in any prospectus supplement for your securities. For more information, see “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the five years ended December 31, 2013 and the three month periods ended March 31, 2014 and March 31, 2013, respectively.

	Years Ended					Three Months Ended Mar 31,
	2009	2010	2011	2012	2013	2013	2014
Ratio of earnings to fixed charges(1)	1.26	1.54	1.38	1.56	1.94	1.97	1.67
Ratio of earnings to fixed charges and preferred stock dividends(1)	1.19	1.46	1.37	1.54	1.92	1.95	1.65

(1)	For purposes of computing these ratios, earnings represent income (loss) from continuing operations before income tax expense plus fixed charges. Fixed charges represent interest expensed and capitalized plus one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes.

SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series;

•	preferred stock, which we may issue in one or more series;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock, debt securities or units of two or more of these types of securities;

•	warrants or other rights relating to foreign currency exchange rates; or

•	units, each representing a combination of two or more of the foregoing securities.

We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters or agents, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters or agents;

•	information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any material United States federal income tax considerations that apply to the securities; and

•	any other material information about the offering and sale of the securities.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to those debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each series of our debt securities will be issued under an indenture to be entered into between us and The Bank of New York Mellon, as trustee. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series of debt securities. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any additions to or changes in the covenants that apply to such debt securities;

•	any additions or changes in the defaults and events of default applicable to the particular or series of debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of any other debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation, our authorized capital stock is 1,125,000,000 shares of common stock, $0.01 par value, and 20,000,000 shares of preferred stock, $0.20 par value.

As of June 30, 2014, 419,438,459 shares of our common stock were outstanding and no preferred stock was outstanding.

Common Stock

Our common stock is described in our Information Statement, filed as Exhibit 99.1 to our Form 10. This Information Statement is incorporated by reference into this prospectus.

We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in our Form 10, as amended, that will not apply to that common stock.

Preferred Stock

We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors.

We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock that may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock. In addition, our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock.

The terms of the preferred stock that might be issued could conceivably prohibit us from:

•	consummating a merger;

•	reorganizing;

•	selling substantially all of our assets;

•	liquidating; or

•	engaging in other extraordinary corporate transactions without shareholder approval.

Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

DESCRIPTION OF WARRANTS

We may issue:

•	warrants for the purchase of debt securities, common stock, preferred stock or units of two or more of these types of securities; or

•	currency warrants, which are warrants or other rights relating to foreign currency exchange rates.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

•	in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

•	in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	the provision for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement or pricing supplement for that transaction. Unless otherwise indicated in the prospectus supplement or pricing supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement or pricing supplement describing the method and terms of the offering.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement or pricing supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters or agents by counsel named in the applicable prospectus supplement or pricing supplement.

EXPERTS

The consolidated financial statements of SLM Corporation and subsidiaries as of December 31, 2013 and 2012, and for the years then ended, and the adjustments to the 2011 consolidated financial statements to reflect discontinued operations, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The financial statements for the year ended December 31, 2011 before the effects of the adjustments to retrospectively reflect the discontinued operations described in Note 16, (not separately included or incorporated by reference in this Prospectus) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The adjustments to those financial statements to retrospectively reflect the discontinued operations described in Note 16 have been audited by KPMG LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended December 31, 2011 have been so included in reliance on the reports of (i) PricewaterhouseCoopers LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively reflect the discontinued operations described in Note 16, and (ii) KPMG LLP solely with respect to the adjustments to those financial statements to retrospectively reflect the discontinued operations described in Note 16, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about us at the offices of the NASDAQ, 165 Broadway, New York, New York 10006.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the common stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents into this prospectus:

•	our registration statement on our Form 10, including, without limitation, the description of capital stock contained in the registration statement;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 9, 2014; and

•	our current reports on Form 8-K filed with the SEC on April 16, 2014, April 17, 2014, May 2, 2014, May 9, 2014, May 14, 2014, May 16, 2014 and July 16, 2014.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Navient Corporation

300 Continental Drive

Newark, Delaware 19713

Attention: Corporate Secretary

Telephone: (302) 283-8000

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission Registration Fee	$		*
Printing Expenses	$	*	*
Legal Fees and Expenses	$	*	*
Accounting Fees and Expenses	$	*	*
Blue Sky Fees and Expenses	$	*	*
Trustee, Transfer Agent and Registrar Fees and Expenses	$	*	*
Rating Agency Fees and Expenses	$	*	*
Miscellaneous	$	*	*
Total	$

*	Deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
**	These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Officers and Directors

As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the Company’s certificate of incorporation provides that none of the Company’s directors will be personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing Article SIXTH of the Company’s certificate of incorporation by the Company’s stockholders will not adversely affect any right of a director existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VII of the Company’s by-laws provides that the Company will indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was a director of officer of the Company serving at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII also provides for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Company. Any repeal or modification of the foregoing provisions of Article VII of the Company’s by-laws will be prospective only and will not in any way adversely affect any right of a director or officer in effect at the time with respect to any act or omission occurring prior to such repeal or modification.

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The Company maintains a director and officer insurance policy which insures the directors and officers of the Company and its subsidiaries, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Item 16.	Exhibits

A list of exhibits filed with this registration statement is contained in the index to exhibits beginning on page II-vii, which is incorporated by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 420B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by

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section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the

II-iii

securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

II-iv

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Navient Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, Delaware, on July 18, 2014.

NAVIENT CORPORATION

By:	/s/ JOHN F. REMONDI
Name: John (Jack) F. Remondi
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of John F. Remondi, Somsak Chivavibul and Mark L. Heleen and each or any of them (with full power to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN F. REMONDI John (Jack) F. Remondi	Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2014

/s/ SOMSAK CHIVAVIBUL Somsak Chivavibul	Chief Financial Officer (Principal Financial and Accounting Officer)	July 18, 2014

/s/ WILLIAM M. DIEFENDERFER, III William M. Diefenderfer III	Chairman of the Board of Directors	July 18, 2014

/s/ ANN TORRE BATES Ann Torre Bates	Director	July 18, 2014

/s/ DIANE SUITT GILLELAND Diane Suitt Gilleland	Director	July 18, 2014

/s/ LINDA MILLS Linda Mills	Director	July 18, 2014

II-v

/s/ BARRY A. MUNITZ Barry A. Munitz	Director	July 18, 2014

/s/ STEVEN L. SHAPIRO Steven L. Shapiro	Director	July 18, 2014

/s/ JANE J. THOMPSON Jane J. Thompson	Director	July 18, 2014

/s/ BARRY L. WILLIAMS Barry L. Williams	Director	July 18, 2014

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EXHIBIT INDEX

Exhibit No.	Description of Document
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Amendment No. 3 to the Navient’s Registration Statement on Form 10 filed on March 27, 2014 (File No. 001-36228))

3.2	Amended and Restated By-Laws of the Company (incorporated by reference to Amendment No. 3 to the Navient’s Registration Statement on Form 10 filed on March 27, 2014 (File No. 001-36228))

4.1	Indenture, dated July 18, 2014, between Navient Corporation and The Bank of New York Mellon

4.2*	Form of Debt Securities

4.3*	Form of Warrant Agreement

4.4*	Form of Unit Agreement

4.5*	Form of Preferred Stock Certificate

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon

*	To be filed by an amendment or an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

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